U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 22, 2005

SULPHCO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27599	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (775)-829-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          Effective February 22, 2005, SulphCo, Inc. (the “Company”) entered into an Agreement with OIL-SC, Ltd. (“OIL-SC”), based in Seoul, South Korea, which provides for the sale by the Company to OIL-SC of a pilot plant utilizing the Company’s high-powered ultrasound Sonocracking™ technology for $1 million and the appointment of OIL-SC as the Company’s exclusive marketing representative for oil refiners in South Korea.

          The pilot plant, which is expected to have a processing capacity of up to 2,000 bbl/day, will be located in South Korea, and is intended to both serve as a demonstration unit for the Company’s Sonocracking™ technology to South Korean refiners and to upgrade petroleum products which OIL-SC purchases on the open market. The Company expects to construct, deliver, and assemble the pilot plant within the next six months, and is required by the Agreement to provide start-up assistance in connection with OIL-SC’s operation of the pilot plant.

          The Agreement calls for the $1 million purchase price for the pilot plant to be paid to the Company in installments, with the initial installment of $300,000 payable on March 15, 2005, and additional installments of $200,000, $50,000 and $450,000 payable on July 1, September 1 and December 1, 2005.

          The Agreement calls for OIL-SC to have exclusive marketing rights for South Korean refiners, other than LG-Caltex Oil Refinery, for a term of 24 months, which exclusive rights are subject to extension for an additional five years if during the initial 24 months the Company enters into a transaction covered by the Agreement with a third party. OIL-SC is entitled to a fee equal to 10% of the quarterly gross profits received by the Company from introductions to South Korean refiners made during the term of the Agreement. If OIL-SC fails to introduce the Company to a third party within 18 months of the date of the Agreement, then OIL-SC’s marketing rights may be terminated by the Company. In addition, if the Company fails to enter into a business arrangement covered by the Agreement within 24 months of the date of the Agreement, OIL-SC’s marketing rights in South Korea become non-exclusive.

          With the prior written consent of the Company, under certain conditions OIL-SC may also use the pilot plant for demonstration purposes for non-South Korean refiners and other third parties. In addition, the Company may use the plant for demonstration purposes for its own potential customers. If during the term of the Agreement such use of the plant by the Company results in a business arrangement between the Company and a third party, OIL-SC is entitled to a fee equal to 2.5% of the quarterly gross profits received by the Company from such business arrangements.

Item 9.01. Exhibits

10.33.	Agreement dated February 22, 2005, by and between SulphCo, Inc. and OIL-SC, Ltd.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: February 23, 2005	/s/ Alan L. Austin, Jr.
Alan L. Austin, Jr., Vice President of Finance and Chief Financial Officer